Exhibit 23.3

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

1847 Holdings LLC

As independent registered public accountants, we hereby consent to the use of our report dated August 11, 2020, with respect to the financial statements of Asien’s Appliance, Inc., in the registration statement on Form S-1/A of 1847 Holdings LLC relating to the registration of 756,936 common shares. We also consent to the reference of our firm under the caption “experts” in the registration statement.

Salt Lake City, UT
September 3, 2020